Exhibit 1.1

Up to 11,787,500 Shares

NorthEast Community Bancorp, Inc.
(a Maryland corporation)

Common Stock
(par value $0.01 per share)

AGENCY AGREEMENT

May 14, 2021

Piper Sandler & Co.

1251 Avenue of the Americas

6th Floor

New York, New York 10020

Ladies and Gentlemen:

NorthEast Community Bancorp, Inc., a newly formed Maryland corporation (the “Company”), NorthEast Community Bancorp, Inc., a federally chartered corporation and “mid-tier” holding company (the “Mid-Tier Company”), NorthEast Community Bancorp, MHC, a federally chartered mutual holding company (the “MHC”), and NorthEast Community Bank, a New York-chartered stock savings bank (the “Bank”), hereby confirm their agreement with Piper Sandler & Co. (“Piper Sandler” or the “Agent”) with respect to the offer and sale by the Company of up to 11,787,500 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The shares of Common Stock to be sold by the Company in the Offerings (as defined below) are hereinafter called the “Securities.” The Company, the Mid-Tier Company, the Bank and the MHC are sometimes referred to herein as the “NorthEast Parties.”

The Securities are being offered for sale in accordance with the Plan of Conversion and Reorganization, as amended (the “Plan”) adopted by the Boards of Directors of the MHC, the Mid-Tier Company and the Bank pursuant to which the MHC intends to convert from the mutual to stock holding company form of organization pursuant to the following steps, or in any other manner that is consistent with the purpose of the Plan and applicable laws and regulations: (i) the establishment of the Company as a Maryland corporation subsidiary of the Mid-Tier Company; (ii) the merger of the MHC with and into the Mid-Tier Company with the Mid-Tier Company as the surviving entity (the “MHC Merger”); (iii) the merger of the Mid-Tier Company with and into the Company with the Company as the surviving entity (the “Mid-Tier Company Merger”); and (iv) the sale and exchange of Common Stock pursuant to the Plan and the regulations of the New York State Department of Financial Services (the “NYSDFS”) and the Board of Governors of the Federal Reserve System (the “FRB”). As a result of the Mid-Tier Company Merger, the Bank will become a wholly owned subsidiary of the Company. The outstanding shares of common stock of the Mid-Tier Company held by persons other than the MHC will be converted into Common Stock pursuant to an exchange ratio as defined in the Plan, which will result in the holders of such shares receiving and owning in the aggregate approximately the same percentage of the Common Stock to be outstanding upon the completion of the conversion as the percentage of Mid-Tier Company common stock owned by them in the aggregate immediately prior to consummation of the conversion before giving effect to (a) cash paid in lieu of any fractional interests of Common Stock, (b) assets of the MHC and (c) any Securities purchased in the Offerings.

Pursuant to the Plan, the Company will offer to certain depositors of the Bank and to the Bank’s tax qualified employee benefit plans, including the Bank’s employee stock ownership plan (the “ESOP”) (collectively, the “Employee Plans”), rights to subscribe for the Securities in a subscription offering (the “Subscription Offering”). Employees, officers and directors of the Bank, the Mid-Tier Company and the MHC also will have rights to subscribe for the Securities in the Subscription Offering, subject to the priority rights of depositors and the Employee Plans. To the extent Securities are not subscribed for in the Subscription Offering, such Securities will be offered to certain members of the general public in a community offering (the “Community Offering”), with preference given first to residents of the Bronx, Kings, New York, Rockland, Westchester, Orange and Sullivan Counties in New York and Norfolk, Suffolk, Essex and Middlesex Counties in Massachusetts, and second to other members of the general public. The Community Offering, which together with the Subscription Offering, as each may be extended or reopened from time to time, are herein referred to as the “Subscription and Community Offering,” may be commenced concurrently with, during or promptly after the Subscription Offering. It is currently anticipated by the Bank and the Company that any Securities not subscribed for in the Subscription and Community Offering will be offered, subject to Section 2 hereof, in a syndicated offering (the “Syndicated Offering”) or an underwritten public offering (the “Public Offering”); provided, however, that the Community Offering may occur concurrently with the Subscription Offering and the Syndicated Offering or the Public Offering. The Subscription and Community Offering, the Syndicated Offering and the Public Offering are hereinafter referred to collectively as the “Offerings.” The conversion and reorganization of the MHC from mutual to stock holding company form, the formation of the Company, the MHC Merger, the Mid-Tier Company Merger, the exchange of the Mid-Tier Company’s public stockholders’ shares for shares of Common Stock (the “Exchange Shares”), the acquisition of the capital stock of the Bank by the Company as a consequence of the Mid-Tier Company Merger, and the Offerings are hereinafter referred to collectively as the “Conversion.” It is acknowledged that the number of Securities to be sold in the Conversion may be increased or decreased as described in the Prospectus (as hereinafter defined). If the number of Securities is increased or decreased in accordance with the Plan, the term “Securities” shall mean such greater or lesser number, where applicable. If there is a Public Offering, the Public Offering will be governed by a separate Underwriting Agreement, as hereinafter defined, as described in Section 2 hereof.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-253982), including a related prospectus, for the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Securities Act”), has filed such amendments thereto, if any, and such amended prospectus as may have been required to the date hereof by the Commission to declare such registration statement effective, and will file such additional amendments thereto and such amended prospectus and prospectus supplements as may hereafter be required. Such registration statement (as amended to date, if applicable, and as from time to time amended or supplemented hereafter, including post-effective amendments thereto containing the preliminary and final prospectus for the Public Offering, if any) and the prospectus constituting a part thereof (including in each case all documents incorporated or deemed to be incorporated by reference therein and the information, if any, deemed to be a part thereof pursuant to the rules and regulations of the Commission promulgated under the Securities Act, as from time to time amended or supplemented pursuant to the Securities Act or otherwise (the “Securities Act Regulations”), as well as the preliminary prospectus, if any, as defined in Rule 430A of the Securities Act Regulations contained in a post-effective amendment to the Registration Statement or a new registration statement and the final prospectus filed pursuant to Rule 430A and Rule 424(b) of the Securities Act Regulations for use in the Public Offering), are hereinafter referred to as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus shall be used by the Company in connection with the Subscription and Community Offering, the Syndicated Offering or the Public Offering, if any, which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the Securities Act Regulations), the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to the Agent for such use.

Pursuant to the New York Banking Laws and the rules and regulations governing companies seeking to acquire or exercise control over a banking institution (including, without limitation, Section 143-B of the New York Banking Law and Supervisory Procedure CB 117 of the New York State Department of Financial Services (the “NYSDFS”)), as from time to time amended or supplemented (the “New York Regulations”), the Company has filed an Application To Acquire Control of Northeast Community Bank with the NYSDFS and has filed such amendments thereto and supplementary materials as may have been required to the date hereof (such application, as amended to date, if applicable, and as subsequently amended, if applicable, is hereinafter referred to as the “New York Application”), including copies of the MHC’s Conversion Application (defined below) and the Company’s Holding Company Application (defined below).

In addition, pursuant to the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB Regulations”), the Company has filed with the Board of Governors of the Federal Reserve System (the “FRB”) an Application for Conversion of a Mutual Holding Company to Stock Form FR MM-AC (the “Conversion Application”) and Application on Form H-(e)1-S (the “Holding Company Application”) to become a saving and loan holding company under Section 10 of the Home Owners’ Loan Act of 1933, as amended (the “HOLA”), as in effect at the time and the FRB has approved the Conversion Application and the Holding Company Application. The New York Application, the Conversion Application and the Holding Company Application are collectively referred to herein as the “Applications.”

Concurrently with the execution of this Agreement, the Company is delivering to the Agent copies of the Prospectus to be used in the Subscription and Community Offering and, if necessary, will deliver copies of the Prospectus and a prospectus supplement for use in a Syndicated Offering or Public Offering, if any. Such Prospectus contains information with respect to the NorthEast Parties, the Common Stock, and the Offerings.

SECTION 1. Representations and Warranties.

(a)           The Company, the Mid-Tier Company, the Bank and the MHC jointly and severally represent and warrant to the Agent as of the date hereof as follows:

(i)            The Registration Statement has been declared effective by the Commission, no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the knowledge of the NorthEast Parties, threatened by the Commission. At the time the Registration Statement became effective and at the Closing Time referred to in Section 2 hereof, the Registration Statement complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of the date hereof does not, and at the Closing Time referred to in Section 2 hereof will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information with respect to the Agent furnished to the Company in writing by the Agent or its counsel expressly for use in the Registration Statement or Prospectus, which the NorthEast Parties agree consists solely of the Agent Information (as hereinafter defined) described as such in Section 6(a) hereof.

(ii)           At the time of filing the Registration Statement relating to the offering of the Securities and as of the date hereof, the Company was not, and is not, an ineligible issuer, as defined in Rule 405 of the Securities Act Regulations. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h) of the Securities Act Regulations, the Company met the conditions required by Rules 164 and 433 of the Securities Act Regulations for the use of a free writing prospectus. If required to be filed, the Company has filed any issuer free writing prospectus related to the Securities at the time it was required to be filed under Rule 433 and, if not required to be filed, it has retained such free writing prospectus in the Company’s records pursuant to Rule 433(g) of the Securities Act Regulations and, if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Securities, the Company will file or retain such free writing prospectus as required by Rule 433.

(iii)          As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus issued at or prior to the Applicable Time, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the Securities or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein, it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof. As used in this paragraph and elsewhere in this Agreement:

1.       “Applicable Time” means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Securities.

2.       “Statutory Prospectus,” as of any time, means the Prospectus relating to the Securities that is included in the Registration Statement relating to the Securities immediately prior to that time, including any document incorporated by reference therein.

3.       “Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433(h) of the Securities Act Regulations, relating to the Securities. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the Securities Act, without regard to Rule 172 or Rule 173 of the Securities Act Regulations.

4.       “Issuer-Represented General Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

5.       “Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Securities Act Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii) of the Securities Act Regulations or otherwise, even though not required to be filed with the Commission.

(iv)          Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offerings and sale of the Securities or until any earlier date that the Company notified or notifies the Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the Securities, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus materially conflicted, conflicts or would conflict with the information contained in the Registration Statement relating to the offering of the Securities or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent expressly for use therein it being understood and agreed that the only information furnished by the Agent consists of the Agent Information described in Section 6(a) hereof.

(v)           The Company has filed the Holding Company Application with the FRB and has published notice of such filing, and the Holding Company Application is accurate and complete in all material respects. The Company has received written notice from the FRB of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the NorthEast Parties, threatened by the FRB or any other applicable regulator. At the date of such approval, the Holding Company Application complied in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the FRB or any other applicable regulator has expressly waived such regulations in writing.

(vi)        The MHC has filed the Conversion Application with the FRB and has published notice of such filing, and the Conversion Application is accurate and complete in all material respects. The MHC has received written notice from the FRB of its approval of the Conversion, such approval remains in full force and effect and no order has been issued by the FRB suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the NorthEast Parties, threatened by the FRB or any other applicable regulator. At the date of such approval, the Conversion Application complied in all material respects with the applicable provisions of the HOLA and the regulations promulgated thereunder, except as the FRB or any other applicable regulator has expressly waived such regulations in writing.

(vii)         The Company has filed the New York Application with the NYSDFS, and the New York Application is accurate and complete in all material respects. The Company has received written notice from the NYSDFS of its approval of the acquisition of the Bank, such approval remains in full force and effect and no order has been issued by the NYSDFS suspending or revoking such approval and no proceedings therefor have been initiated or, to the knowledge of the NorthEast Parties, threatened by the NYSDFS. At the date of such approval, the New York Application complied in all material respects with the applicable provisions of the New York Regulations, except as the NYSDFS or any other applicable regulator has expressly waived such New York Regulations in writing.

(viii)        The NorthEast Parties have filed the Prospectus, the proxy statement for the solicitation of proxies from MHC members for the special meeting to approve the Plan (the “Members’ Proxy Statement”), the proxy statement/prospectus for the solicitation of proxies from stockholders of the Mid-Tier Company for the special meeting at which stockholders will vote on a proposal to approve the Plan (the “Stockholders’ Proxy Statement”) and any supplemental sales literature with the Commission, the FRB, the NYSDFS and any other applicable regulator. The Prospectus, the Stockholders’ Proxy Statement and all supplemental sales literature, as of the date the Registration Statement became effective and on the Closing Time referred to in Section 2 hereof, complied and will comply in all material respects with the applicable requirements of the Securities Act Regulations, and the FRB Regulations at or prior to the time of their first use, will have received all required authorizations of the FRB and the Commission and any other applicable regulator for use in final form. The Members’ Proxy Statement, as of the date of its approval by the FRB complied in all material respects with the applicable requirements of the FRB Regulations. No approval of any other regulatory or supervisory or other public authority is required in connection with the distribution of the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement and any supplemental sales literature that has not been obtained and a copy of which has been delivered to the Agent. The NorthEast Parties have not distributed any offering material in connection with the Offering except for the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement and any supplemental sales material that has been filed with the Registration Statement and the Applications and authorized for use by the Commission, the FRB or any other applicable regulator. The information contained in the supplemental sales material filed as an exhibit to both the Registration Statement and the Applications does not conflict in any material respects with information contained in the Registration Statement and the Prospectus.

(ix)          At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank will have completed the conditions precedent to the Conversion in accordance with the Plan, the applicable FRB Regulations and New York Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the FRB, the NYSDFS or any other regulatory authority, other than those which the regulatory authority permits to be completed after the Conversion. The Conversion, the Offerings and other transactions contemplated hereby do not and will not require any material consent, approval, authorization or permit or filing with any other governmental agency or regulatory authority, except as disclosed in the Prospectus.

(x)           None of the Commission, the FRB, the NYSDFS or any state securities (“Blue Sky”) authority has, by order or otherwise, prevented or suspended the use of the Prospectus, the Members’ Proxy Statement, the Stockholders’ Proxy Statement or any supplemental sales literature authorized by the Company, the Mid-Tier Company, the MHC or the Bank for use in connection with the Offerings, and no proceedings for such purposes are pending or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened.

(xi)            RP Financial, LC. (the “Appraiser”), which prepared the valuation of the Common Stock as part of the Plan (the “Appraisal”), has advised the NorthEast Parties in writing that it satisfies all requirements for an appraiser set forth in the FRB Regulations and any interpretation or guideline issued by the FRB or its staff with respect thereto.

(xii)           BDO USA, LLP, the accountants who audited and reported on the consolidated financial statements of the Mid-Tier Company and its subsidiaries included in the Registration Statement, has advised the Mid-Tier Company in writing within the meaning of Public Company Accounting Oversight Board (“PCAOB”) Rule 3526, that such accountants are not in violation of the auditor independence requirements of the PCAOB, the Securities Act and the Securities Act Regulations.

(xiii)        The only direct subsidiary of the Mid-Tier Company is the Bank, and the only direct subsidiaries of the Bank are New England Commercial Properties LLC, NECB Financial Services Group LLC and 72 West Erickson LLC (collectively, the “Subsidiaries”). Except for the Subsidiaries and except as set forth in the Prospectus, none of the NorthEast Parties directly or indirectly controls any other corporation, limited liability company, partnership, joint venture, association, trust or other business organization. Upon completion of the Conversion, the only direct subsidiary of the Company will be the Bank.

(xiv)        The consolidated financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the financial position of the Mid-Tier Company and its Subsidiaries at the dates indicated and the income, comprehensive income, stockholders’ equity and cash flows for the periods specified, and comply as to form with the applicable accounting requirements of the Securities Act Regulations and the FRB Regulations; except as otherwise stated in the Registration Statement and Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis except as noted therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been consistently applied on the basis described therein.

(xv)         Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein: (A) there has been no material adverse change in the financial condition, results of operations, business affairs or prospects of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) except for transactions specifically referred to or contemplated in the Registration Statement and Prospectus, there have been no transactions entered into by the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, other than those in the ordinary course of business consistent with past practice, which are material with respect to the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, considered as one enterprise, (C) the capitalization, liabilities, assets, properties and business of the Company, the Mid-Tier Company, the MHC and the Bank conform in all material respects to the descriptions contained in the Prospectus and none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries has any material liabilities of any kind, contingent or otherwise, except as disclosed in the Registration Statement or the Prospectus and (D) none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries has issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the Prospectus, except that the Company will issue 100 shares of its Common Stock to the Mid-Tier Company in connection with its formation, which shares will be cancelled prior to the Closing Time.

(xvi)        The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Company is duly qualified to transact business and is in good standing in the State of Maryland and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xvii)       Upon consummation of the Conversion, the authorized, issued and outstanding capital stock of the Company will be within the range as set forth in the Prospectus under “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus); except as set forth elsewhere in this Agreement, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Time referred to in Section 2 hereof, except that the Company will issue 100 shares of its Common Stock to the Mid-Tier Company in connection with its formation, which shares will be cancelled prior to the Closing Time; at the time of the Conversion, the Securities will have been duly authorized for issuance and, when issued and delivered by the Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and stated on the cover page of the Prospectus, will be duly and validly issued and fully paid and nonassessable; the Exchange Shares have been duly authorized for issuance and, when issued, will be duly and validly issued and fully paid and nonassessable; the terms and provisions of the Common Stock and the other capital stock of the Company conform in all material respects to all statements relating thereto contained in the Prospectus; any certificate representing the shares of Common Stock will conform in all material respects to the requirements of applicable law and regulations; and the issuance of the Securities and the Exchange Shares is not subject to preemptive or other similar rights except for subscription rights granted pursuant to the Plan in accordance with the FRB Regulations and the New York Regulations.

(xviii)     The MHC has been duly organized and is validly existing as a federally chartered mutual holding company with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and consummate the transactions contemplated hereby including the MHC Merger; and the MHC is duly qualified to transact business and is in good standing under the laws of the United States and in any other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xix)        The MHC has no capital stock. The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

(xx)          The Mid-Tier Company has been duly organized and is validly existing as a federally chartered corporation with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby including the Mid-Tier Company Merger; and the Mid-Tier Company is duly qualified to transact business and is in good standing under the laws of the United States and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxi)         The Bank is a duly organized and validly existing New York-chartered stock savings bank with full corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and the Prospectus, and to enter into and perform its obligations under this Agreement and the transactions contemplated hereby; and the Bank is duly qualified to transact business and is in good standing under the laws of the State of New York and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect.

(xxii)       The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share (the “Company Preferred Stock”). The authorized capital stock of the Mid-Tier Company consists of 19,000,000 shares of common stock, par value $0.01 per share (“Mid-Tier Company Common Stock”), and 1,000,000 authorized shares of preferred stock, par value $0.01 per share (“Mid-Tier Company Preferred Stock”), of which 12,194,611 shares of Mid-Tier Company Common Stock are issued and outstanding as of the date hereof and no shares of Mid-Tier Company Preferred Stock are issued and outstanding as of the date hereof. The authorized capital stock of the Bank consists of 4,000 shares of common stock, $1.00 par value per share (“Bank Common Stock”) and 1,000 shares of preferred stock, $1.00 par value per share, and the issued and outstanding capital stock of the Bank is 100 shares of Bank Common Stock, all of which are owned beneficially and of record by the Mid-Tier Company free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; the certificate representing the shares of the Bank Common Stock conform with the requirements of applicable laws and regulations; and there are no warrants, options or rights of any kind to acquire shares of capital stock of or other equity interests in any Subsidiary. No additional shares of Common Stock, Mid-Tier Company Common Stock or Bank Common Stock, and no shares of Company Preferred Stock or Mid-Tier Company Preferred Stock will be issued prior to the Closing Time. The issued and outstanding shares of Common Stock, Mid-Tier Company Common Stock and Bank Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws. The MHC owns 7,272,750 shares of Mid-Tier Company Common Stock beneficially and of record free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. The terms and provisions of the Mid-Tier Company Common Stock conform to all statements relating thereto contained in the Prospectus.

(xxiii)       The Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries have each obtained all licenses, permits and other governmental authorizations currently required for the conduct of their respective businesses, except where the failure to obtain such licenses, permits or other governmental authorizations would not have a Material Adverse Effect; all such licenses, permits and other governmental authorizations are in full force and effect and the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries are in all material respects in compliance therewith; none of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary has received notice of any proceeding or action relating to the revocation or modification of any such license, permit or other governmental authorization that, singularly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might have a Material Adverse Effect.

(xxiv)       Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify would not have a Material Adverse Effect; the activities of each Subsidiary are permitted to subsidiaries of a New York-chartered stock savings bank by the rules, regulations and practices of the Federal Deposit Insurance Corporation (“FDIC”) and the NYSDFS; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Bank, free and clear of any security interest, mortgage, pledge, lien, encumbrance or legal or equitable claim; and there are no warrants, options or rights of any kind to acquire shares of capital stock of or other equity interests in any Subsidiary.

(xxv)          The Bank is a member in good standing of the Federal Home Loan Bank of New York; the deposit accounts of the Bank are insured by the FDIC up to the applicable limits. Upon consummation of the Conversion, the liquidation account for the benefit of eligible account holders will be duly established in accordance with the requirements of the FRB Regulations.

(xxvi)         Each of the Company, the Mid-Tier Company, the MHC and the Bank have taken all corporate action necessary for them to execute, deliver and perform this Agreement and the transactions contemplated hereby including, as applicable, the MHC Merger and the Mid-Tier Company Merger, and this Agreement has been duly executed and delivered by, and is the valid and binding agreement of, the Company, the Mid-Tier Company, the MHC and the Bank, enforceable against each of them in accordance with its terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxvii)        Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus and prior to the Closing Time referred to in Section 2 hereof, except as otherwise may be indicated or contemplated therein, none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries will have (A) issued any securities or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business consistent with past practice from the same or similar sources and in similar amounts as indicated in the General Disclosure Package and the Prospectus or (B) entered into any transaction or series of transactions that are material in light of the business of the NorthEast Parties and the Subsidiaries, taken as a whole.

(xxviii)        No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Securities and the Exchange Shares or the consummation of the Conversion that has not been obtained or will not be obtained prior to the Closing Time and a copy of which has been delivered to the Agent, except as may be required under the “Blue Sky” or securities laws of various jurisdictions.

(xxix)          None of the NorthEast Parties or the Subsidiaries is in violation of their respective certificate of incorporation, organization certificate, articles of incorporation or charter, as the case may be, or bylaws; and none of the NorthEast Parties or the Subsidiaries is in default (nor has any event occurred that, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which any of the NorthEast Parties or the Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the NorthEast Parties or the Subsidiaries is subject, except for such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and there are no contracts or documents of the NorthEast Parties that are required to be filed as exhibits to the Registration Statement or the Applications that have not been so filed.

(xxx)           The Conversion has been duly authorized by all necessary corporate action on the part of the Company, the Mid-Tier Company, the MHC and the Bank; the Conversion, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the MHC Merger and the Mid-Tier Company Merger, do not and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary is a party or by which any of them may be bound, or to which any of the property or assets of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries is subject, except for such conflicts, breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; nor will such action result in any violation of the provisions of the respective charters, articles of incorporation, organization certificate, certificate of incorporation or charter or bylaws of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary, or any applicable law, administrative regulation or administrative or court decree.

(xxxi)          No labor dispute with the employees of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries exists or, to the knowledge of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, has been threatened; and the Company, the Mid-Tier Company, the MHC and the Bank are not aware of any existing or threatened labor disturbance by the employees of any of the Bank’s principal borrowers, suppliers or contractors that might be expected to have a Material Adverse Effect.

(xxxii)         Each of the NorthEast Parties and the Subsidiaries has good and marketable title to all of their properties and assets for which ownership is material to the business of the NorthEast Parties or the Subsidiaries and to those properties and assets described in the General Disclosure Package and the Prospectus as owned by them, free and clear of all liens, charges, encumbrances or restrictions, except as such are described in the General Disclosure Package and the Prospectus or are not material in relation to the business of the NorthEast Parties or the Subsidiaries, considered as one enterprise; and all of the leases and subleases material to the business of the NorthEast Parties or the Subsidiaries under which the NorthEast Parties or the Subsidiaries hold properties, including those described in the General Disclosure Package and the Prospectus, are valid and binding agreements of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries, as applicable, in full force and effect, enforceable in accordance with their terms except as may be limited by bankruptcy, insolvency or similar laws or equitable remedies affecting the enforceability of the rights of creditors generally and judicial limitations on the right of specific performance and except as the enforceability of indemnification and contribution provisions may be limited by applicable securities laws.

(xxxiii)        None of the NorthEast Parties or the Subsidiaries is in violation of any order or directive from the NYSDFS, the FRB, the FDIC, the Commission or any other regulatory authority to make any material change in the method of conducting its respective businesses; the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries have conducted and are conducting their respective businesses so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees (including, without limitation, all regulations, decisions, directives and orders of the NYSDFS, the FRB, the FDIC and the Commission). Except as disclosed in the General Disclosure Package and the Prospectus, none of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that materially relates to their capital adequacy, their credit policies (including concentration policies), their management or their business (each, a “Regulatory Agreement”), nor has the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting the issuance of any additional Regulatory Agreement; there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examination of the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries that might reasonably be expected to have a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof or that might materially and adversely affect the consummation of the Offerings or the performance of this Agreement; neither the Company, the MHC, nor the Bank has received from any Regulatory Agency any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (and each such order or direction, if any, has been disclosed in writing to the Agent to the extent permitted by applicable law or regulation). As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depository institutions or holding companies of depository institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries.

(xxxiv)        There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, against or affecting the Company, the Mid-Tier Company, the MHC or the Bank that is required to be disclosed in the Registration Statement (other than as disclosed therein), or that might result in any Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that might materially and adversely affect the consummation of the Conversion or the performance of this Agreement; all pending legal or governmental proceedings to which the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary is a party or of which any of their respective property or assets is the subject that are not described in the Registration Statement, including ordinary routine litigation incidental to their business, are considered in the aggregate not material.

(xxxv)        The Company, the Mid-Tier Company, the MHC and the Bank has obtained one or more opinions of its counsel, Kilpatrick Townsend & Stockton LLP, with respect to the legality of the Securities and the Exchange Shares and certain federal income tax consequences of the Conversion, copies of which are filed as exhibits to the Registration Statement; all material aspects of the aforesaid opinions are accurately summarized in the Prospectus under “The Conversion and Offering—Material Income Tax Consequences” and “Legal and Tax Opinions.” The facts and representations upon which such opinions are based are truthful, accurate and complete in all material respects, and none of the NorthEast Parties has taken or will take any action inconsistent therewith.

(xxxvi)        The Company is not and, upon completion of the Conversion and the Offerings and sale of the Securities and the application of the net proceeds therefrom, will not be, required to be registered as an “investment company” as that term is defined under the Investment Company Act of 1940, as amended.

(xxxvii)      All of the loans represented as assets on the most recent consolidated financial statements or selected financial information of the Mid-Tier Company included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations that, if asserted, would not result in a Material Adverse Effect.

(xxxviii)     To the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, with the exception of the intended loan to the Bank’s ESOP by the Company to enable the ESOP to purchase securities in an amount up to eight percent (8.0%) of the Common Stock that will be sold in the Offerings, none of the Company, the Mid-Tier Company, the MHC, the Bank or their employees has made any payment of funds of the Company, the Mid-Tier Company, the MHC or the Bank as a loan for the purchase of the Common Stock or made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

(xxxix)        Each of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xl)             The Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries are in compliance in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transaction Reporting Act of 1970, as amended, and the rules and regulations thereunder. The Bank has established compliance programs with respect to, and is in compliance in all material respects with the requirements of, the USA PATRIOT Act and all applicable regulations promulgated thereunder, and, except as disclosed in the General Disclosure Package and the Prospectus, there is no charge, investigation, action, suit or proceeding before any court, regulatory authority or governmental agency or body pending or, to the knowledge of the Company, the Mid-Tier Company, the MHC and the Bank, threatened regarding the Bank’s compliance with the USA PATRIOT Act or any regulations promulgated thereunder.

(xli)            None of the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary nor any property owned or operated by the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary, and to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, any collateral securing a loan owned by the Bank or any Subsidiary, is in material violation of or liable under any Environmental Law (as defined below), except for such violations or liabilities that, individually or in the aggregate, would not result in a Material Adverse Effect. There are no actions, suits or proceedings, or demands, claims, notices or investigations (including, without limitation, notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, threatened, relating to the liability of any property owned or operated by the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary under any Environmental Law, except for such actions, suits or proceedings, or demands, claims, notices or investigations that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of this subsection, the term “Environmental Law” means any federal, state, local or foreign law, whether common law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any regulatory authority relating to (i) the protection, preservation or restoration of the public health or environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), (ii) regulation of industrial hygiene, and/or (iii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive or dangerous, or otherwise regulated, whether by type or by quantity, including any material containing any such substance as a component, and all amendments thereto as of this date.

(xlii)           The Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary have timely filed all federal, state and local income and franchise tax returns required to be filed and have made timely payments of all taxes shown as due and payable in respect of such returns, and no deficiency has been asserted with respect thereto by any taxing authority. The Company, the Mid-Tier Company, the MHC and the Bank have no knowledge of any tax deficiency that could be asserted against the Company, the Mid-Tier Company, the MHC, the Bank or the Subsidiaries.

(xliii)          The Company has received, or will receive prior to the Closing Time, all approvals required to consummate the Conversion and to have the Securities and the Exchange Shares listed on the Nasdaq Capital Market effective as of the Closing Time referred to in Section 2 hereof.

(xliv)          At or prior to the Closing Time, the Company will have filed a Form 8-K or a Form 8-A for the Securities and the Exchange Shares to be registered under Section 12(b) of the Exchange Act (the “Exchange Act Registration Statement”).

(xlv)           To the knowledge of the NorthEast Parties, there are not and have not been any affiliations or associations (as such terms are defined by the Financial Industry Regulatory Authority (“FINRA”)) between any member of FINRA and any of the NorthEast Parties’ officers, directors or 5% or greater security holders, except as set forth in the Registration Statement, filings with FINRA or the Prospectus.

(xlvi)           Each of the Mid-Tier Company, the MHC and the Bank carries, or is covered by, and the Company will carry, or be covered by, prior to the Closing Time, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties as is customary for companies engaged in similar industries.

(xlvii)         The Company, the Mid-Tier Company, the MHC and the Bank have not relied on the Agent or its counsel for any legal, tax or accounting advice in connection with the Conversion.

(xlviii)       The records of eligible account holders, supplemental eligible account holders and other voting depositors of the Bank are accurate and complete in all material respects.

(xlix)          The Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company, the Mid-Tier Company, the MHC, the Bank or any Subsidiary, respectively, would have any liability; each of the Company, the Mid-Tier Company, the MHC, the Bank and each Subsidiary has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company, the Mid-Tier Company, the MHC, the Bank and any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(l)              The Mid-Tier Company has established and maintains and the Company has established or will establish and maintain prior to Closing Time disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act), that (i) are designed to ensure that material information relating to the Company and the Mid-Tier Company, including the Bank consolidated subsidiaries, is made known to each of the Company’s and the Mid-Tier Company’s principal executive officer and its principal financial officer by others within those entities, (ii) have been (or will be) evaluated for effectiveness as of a date within 90 days prior to the filing of the Company’s annual or quarterly report filed with the Commission subsequent to the Closing Time and (iii) are effective in all material respects to perform the functions for which they were established. The Mid-Tier Company’s independent registered public accounting firm and the Audit Committee of the Board of Directors have been advised of: (i) any significant deficiencies in the design or operation of internal controls that could adversely affect the Mid-Tier Company’s ability to record, process, summarize, and report financial data and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Mid-Tier Company’s internal controls; and such deficiencies or fraud have either been disclosed in the Prospectus and the General Disclosure Package, or are not material to the Company, the MHC, the Mid-Tier Company and the Bank, considered as one enterprise; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies, material weaknesses or fraud.

(li)              Each of the Company and the Mid-Tier Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the rules and regulations of the Commission thereunder, the Coronavirus Aid, Relief and Economic Security (“CARES”) Act, and the Nasdaq corporate governance rules applicable to them, and will use its best efforts to comply with those provisions of the Sarbanes-Oxley Act, the CARES Act and the Nasdaq corporate governance rules that will become effective in the future upon their effectiveness.

(lii)            No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(liii)            Neither the Company, the Mid-Tier Company, the MHC or the Bank nor any director, officer, employee or, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, after due inquiry, any agent, affiliate or other person associated with or acting on behalf of the Company, the Mid-Tier Company, the MHC or the Bank is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or relevant sanctioning authority (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not, directly or indirectly, use the proceeds of the Offerings, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC or relevant sanctioning authority.

(liv)           Neither the Company, the Mid-Tier Company, the MHC or the Bank nor any director, officer or employee of the Company, the Mid-Tier Company, the MHC or the Bank nor, to the knowledge of the Company, the Mid-Tier Company, the MHC or the Bank, any agent, affiliate or other person associated with or acting on behalf of the Company, the Mid-Tier Company, the MHC or the Bank has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (d) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, the Mid-Tier Company, the MHC and the Bank have instituted, maintain and enforce, and the Company and the Bank will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(lv)             Except as described in the Prospectus and the General Disclosure Package, there are no contractual encumbrances or contractual restrictions or regulatory restrictions on the ability (i) of the Company, the Mid-Tier Company or the Bank to pay dividends or to make any other distributions on the Company’s, the Mid-Tier Company’s, the Bank’s capital stock or (ii) of the Company, the Mid-Tier Company or the Bank (A) to pay any indebtedness owed to the Company, the Mid-Tier Company or the Bank, (B) to make any loans or advances to, or investments in, the Company, the Mid-Tier Company or the Bank, subject to applicable law and regulation, or (C) to transfer any of its property or assets to the Company, the Mid-Tier Company or the Bank.

(b)       Any certificate signed by any officer of the Company, the Mid-Tier Company, the MHC or the Bank and delivered to the Agent or counsel for the Agent shall be deemed a representation and warranty for purposes of this Agreement by the Company, the Mid-Tier Company, the MHC or the Bank to the Agent as to the matters covered thereby.

SECTION 2. Appointment of Piper Sandler; Sale and Delivery of the Securities; Closing. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby appoints Piper Sandler (i) as its exclusive marketing agent to consult with and advise the Company, and to assist the Company with the solicitation of subscriptions and purchase orders for the Securities, in the Subscription Offering and the Community Offering, (ii) as sole book-running manager in connection with the solicitation of purchase orders for the Securities in the Syndicated Offering, if applicable, and (iii) as the sole book-running manager in the Public Offering, if applicable. On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, Piper Sandler accepts such appointment and agrees to use its best efforts to assist the Company with the solicitation of subscriptions and purchase orders for Securities in accordance with this Agreement; provided, however, that the Agent shall not be obligated to take any action that is inconsistent with any applicable laws, regulations, decisions or orders.

The services to be rendered by Piper Sandler pursuant to this appointment include the following: (i) consulting as to the securities marketing implications of the Plan; (ii) reviewing with the Boards of Directors of the MHC, the Mid-Tier Company and the Bank the financial impact of the Offerings on the Company, based upon the Appraiser’s appraisal of the Common Stock; (iii) reviewing all Offering documents, including the Prospectus, stock order forms and related Offering materials (it being understood that preparation and filing of such documents is the sole responsibility of the Company, the Mid-Tier Company, the MHC and the Bank and their counsel); (iv) assisting in the design and implementation of a marketing strategy for the Offerings; (v) assisting management of the Mid-Tier Company and the Bank in scheduling and preparing for meetings with potential investors and other broker-dealers in connection with the Offerings; and (vi) providing such other general advice and assistance as may be reasonably necessary to promote the successful completion of the Offerings.

The appointment of the Agent hereunder shall terminate upon consummation of the Offerings, but in no event later than 45 days after the completion of the Subscription Offering unless the NorthEast Parties and the Agent agree in writing to extend such period and the FRB agrees to extend the period of time in which the Securities may be sold.

If any of the Securities remain available after the expiration of the Subscription Offering and, if held, the Community Offering, at the request of the Company, Piper Sandler will either (i) seek to form a syndicate of registered brokers or dealers (“Selected Dealers”) to assist in the solicitation of purchase orders of such Securities on a best efforts basis in a Syndicated Offering, or (ii) enter into an underwriting agreement with the Company, the Mid-Tier Company, the Bank and the MHC (the “Underwriting Agreement”) for the Public Offering. Piper Sandler will serve as sole book-running manager of any Syndicated Offering or Public Offering. Piper Sandler will endeavor to distribute the Securities among the Selected Dealers or selected underwriters, as applicable, in a fashion that best meets the distribution objectives of the Company and the requirements of the Plan, which may result in limiting the allocation of stock to certain Selected Dealers or selected underwriters, as applicable. It is understood that in no event shall the Agent be obligated to act as a Selected Dealer, to enter into the Underwriting Agreement or to take or purchase any Securities except pursuant to the Underwriting Agreement.

This Agreement is not intended to constitute, and should not be construed as, an agreement or commitment between the MHC, the Company, the Mid-Tier Company and the Bank and Piper Sandler relating to the firm commitment underwriting of the Securities or any other securities of the Company.

In the event the Company is unable to sell at least the minimum amount of the Securities, as set forth on the cover page of the Prospectus, within the period herein provided, this Agreement shall terminate and the Company shall refund to each person who has subscribed for any of the Securities the full amount that it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the others hereunder, except for the obligations of the Company, the Mid-Tier Company, the MHC and the Bank as set forth in Sections 4, 6(a) and 7 hereof and the obligations of the Agent as provided in Sections 6(b) and 7 hereof. Appropriate arrangements for placing the funds received from subscriptions for Securities or other offers to purchase Securities in special interest-bearing accounts with the Bank until all Securities are sold and paid for were made by the Company prior to the commencement of the Subscription Offering, with provision for refund to the purchasers as set forth above, or for delivery to the Company if all Securities are sold.

If at least the minimum amount of Securities, as set forth on the cover page of the Prospectus, are sold, the Company agrees to issue or have issued the Securities sold and to release for delivery certificates for such Securities or statements reflecting book entry ownership of such Securities at the Closing Time against payment therefor by release of funds from the special interest-bearing accounts referred to above. The closing shall be held at the offices of Kilpatrick Townsend & Stockton LLP, at 10:00 a.m., Eastern Time, or at such other place and time as shall be agreed upon by the parties hereto, on a business day to be agreed upon by the parties hereto. The Company shall notify the Agent by telephone, confirmed in writing, when funds shall have been received for all the Securities. Certificates or statements reflecting book entry ownership for Securities shall be delivered directly to the purchasers thereof in accordance with their directions. Notwithstanding the foregoing, certificates or statements reflecting book entry ownership for Securities purchased through Selected Dealers shall be made available to the Agent for inspection at least 48 hours prior to the Closing Time at such office as the Agent shall designate. The hour and date upon which the Company shall release for delivery all of the Securities, in accordance with the terms hereof, is herein called the “Closing Time.”

The Company will pay any stock issue and transfer taxes that may be payable with respect to the sale of the Securities.

In addition to the reimbursement of the expenses specified in Section 4 hereof, the Agent will receive:

(a)        as compensation for its marketing agent services, a fee of one percent (1.00%) of the aggregate purchase price of the Securities sold in the Subscription Offering, excluding Securities purchased by or on behalf of (i) any employee benefit plan or trust of the Company, the Mid-Tier Company, the MHC or the Bank established for the benefit of their respective directors, officers and employees, and (ii) any director, officer or employee of the Company, the Mid-Tier Company, the MHC or the Bank or members of their immediate families (which term shall mean parents, grandparents, spouses, siblings, children and grandchildren), whether directly or through a personal trust, and a fee of three percent (3.00%) of the aggregate purchase price of the Securities sold in the Community Offering; and

(b)        with respect to any Securities sold in the Syndicated Offering or Public Offering, an aggregate fee of five and one-half percent (5.50%) of the aggregate purchase price of all Securities sold in the Syndicated Offering or Public Offering.

If this Agreement is terminated by the Agent in accordance with the provisions of Section 9(a) hereof or the Conversion is terminated by the Company, no fee shall be payable by the Company to the Agent; provided, however, that the Company shall reimburse the Agent for all of its reasonable out-of-pocket expenses incurred prior to termination, including the reasonable fees and disbursements of counsel for the Agent, in accordance with the provisions of Section 4 hereof. In addition, the Company shall be obligated to pay the fees and expenses as contemplated by the provisions of Section 4 hereof in the event of any such termination.

All fees payable to the Agent hereunder shall be payable in immediately available funds by wire transfer at the Closing Time, or upon the termination of this Agreement, as the case may be.

The Agent shall also receive a fee of $60,000 (and all of its reasonable out-of-pocket expenses) for certain records management agent services set forth in the engagement letter, dated December 11, 2020, among the Mid-Tier Company, the MHC, the Bank and the Agent, which fee and expenses shall be payable as set forth in such engagement letter.

SECTION 3. Covenants of the Company, the Mid-Tier Company, the MHC and the Bank. The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally covenant with the Agent as follows:

(a)       The Company, the Mid-Tier Company, the MHC and the Bank will prepare and file such amendments or supplements to the Registration Statement, the Prospectus, the Plan, the Applications, the Members’ Proxy Statement and the Stockholders’ Proxy Statement as may hereafter be required by the Commission Regulations, the New York Regulations or the FRB Regulations or as may hereafter be requested by the Agent. Following completion of the Subscription and Community Offerings, in the event of a Syndicated Offering or Public Offering, the Company, the Mid-Tier Company, the MHC and the Bank will (i) promptly prepare and file with the Commission a post-effective amendment to the Registration Statement relating to the results of the Subscription and Community Offerings, any additional information with respect to the proposed plan of distribution, including the Syndicated Offering or the Public Offering, if any, and any revised pricing information or (ii) if no such post-effective amendment is required, will, if required, file with the Commission a prospectus or prospectus supplement containing information relating to the results of the Subscription and Community Offerings and pricing information pursuant to Rule 424 of the Securities Act Regulations, in either case in a form acceptable to the Agent. The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent immediately, and confirm the notice in writing, (i) of the effectiveness of any post-effective amendment to the Registration Statement, the filing of any supplement to the Prospectus and the filing of any amendment to the Applications, (ii) of the receipt of any comments from the NYSDFS, the FRB, the Commission or any other governmental entity with respect to the transactions contemplated by this Agreement or the Plan, (iii) of any request by the NYSDFS, the FRB, the Commission, or any other governmental entity for any amendment to the Registration Statement or the Applications or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the NYSDFS, the FRB or any other governmental entity of any order suspending the Offerings, any approval of the Applications or the use of the Prospectus or the initiation of any proceedings for that purpose, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceeding for that purpose, and (vi) of the receipt of any notice with respect to the suspension of any qualification of the Securities for offering or sale in any jurisdiction. The Company, the Mid-Tier Company, the MHC and the Bank will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)       The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, they have not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations, or that would constitute a “free writing prospectus,” as defined in Rule 405 of the Securities Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has and will comply with the requirements of Rule 433 of the Securities Act Regulations applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(c)       The NorthEast Parties will give the Agent prompt notice of their intention to file or prepare any amendment to the Applications, the Plan or the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus that the Company proposes for use in connection with any Syndicated Offering or Public Offering that differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), will furnish the Agent with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Agent or counsel for the Agent may reasonably object.

(d)       The Company, the Mid-Tier Company, the MHC and the Bank will deliver to the Agent as many signed copies and as many conformed copies of the Applications and the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Agent may reasonably request, and from time to time such number of copies of the Prospectus as the Agent may reasonably request.

(e)       During the period when the Prospectus is required to be delivered, the Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed upon them by the Commission, the FRB, the applicable FRB Regulations, the Nasdaq Capital Market, the Securities Act, the Securities Act Regulations, the Exchange Act and the regulations promulgated thereunder, including, without limitation, Regulation M under the Exchange Act, so far as necessary to permit the continuance of sales or dealing in shares of the Securities during such period in accordance with the provisions hereof and the Prospectus.

(f)       If any event or circumstance shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Agent, to amend or supplement the Registration Statement or the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company, the Mid-Tier Company, the MHC and the Bank will forthwith amend or supplement the Registration Statement and/or the Prospectus (in form and substance reasonably satisfactory to counsel for the Agent) so that, as so amended or supplemented, the Registration Statement or the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company, the Mid-Tier Company, the MHC and the Bank will furnish to the Agent a reasonable number of copies of such amendment or supplement. For the purpose of this subsection, the Company, the Mid-Tier Company, the MHC and the Bank will each furnish such information with respect to itself as the Agent may from time to time reasonably request.

(g)       The Company, the Mid-Tier Company, the MHC and the Bank will take all necessary action, in cooperation with the Agent, to qualify the Securities for offering and sale under the applicable securities laws of such states of the United States and other jurisdictions as the FRB Regulations may require and as the Agent and the Company have agreed; provided, however, that none of the Company, the Mid-Tier Company, the MHC or the Bank shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities have been so qualified, the Company, the Mid-Tier Company, the MHC and the Bank will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement.

(h)       The Company authorizes the Agent and any Selected Dealer to act as agents of the Company in distributing the Prospectus to persons entitled to receive subscription rights and other persons to be offered Securities having record addresses in the states or jurisdictions set forth in a survey of the securities or “blue sky” laws of the various jurisdictions in which the Offerings will be made (the “Blue Sky Survey”).

(i)       The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the Securities Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the effective date of the Registration Statement (as defined in said Rule 158).

(j)       During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing Time occurs, the Company will furnish to its stockholders as soon as practicable after the end of each such fiscal year an annual report (including consolidated statements of financial condition and consolidated statements of income, stockholders’ equity and cash flows, certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), the Company will make available to its stockholders consolidated summary financial information of the Company and the Bank for such quarter in reasonable detail. In addition, the Company will use its reasonable best efforts to make public summary financial information contained in such annual report and quarterly financial information through the issuance of appropriate press releases at the same time or prior to the time of the furnishing thereof to stockholders of the Company.

(k)       During the period ending on the third anniversary of the expiration of the fiscal year during which the Closing Time occurs, the Company will furnish to the Agent (i) as soon as publicly available, a copy of each report or other document of the Company furnished generally to stockholders of the Company or furnished to or filed with the Commission under the Exchange Act or any national securities exchange or system on which any class of securities of the Company is listed, and (ii) from time to time, such other information concerning the Company as the Agent may reasonably request. For purposes of this paragraph, any document filed electronically with the Commission shall be deemed furnished to the Agent.

(l)        The Company, the Mid-Tier Company, the MHC and the Bank will (i) use their best efforts to complete the conditions precedent to the Offerings and the Conversion in accordance with the Plan, the applicable FRB Regulations, the applicable New York Regulations and all other applicable laws, regulations, decisions and orders, including all material terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the Commission, the NYSDFS, the FRB or any other regulatory authority or state securities (blue sky) authority, and to comply with those which the regulatory authority permits to be completed after the Conversion and the Offerings; and (ii) conduct the Conversion and the Offerings in the manner described in the Prospectus and in accordance with the Plan, the FRB Regulations, the New York Regulations and all other applicable material laws, regulations, decisions and orders, including in compliance with all terms, conditions, requirements and provisions precedent to the Conversion and the Offerings imposed upon the Company, the Mid-Tier Company, the MHC and the Bank by the Commission, the FRB, the NYSDFS or any other regulatory or blue sky authority.

(m)        The Company, the Mid-Tier Company, the MHC and the Bank will comply, at their own expense, with all requirements imposed by the Commission, the FRB, the NYSDFS and the Nasdaq Stock Market or pursuant to the applicable Commission Regulations, FRB Regulations, the New York Regulations and Nasdaq Stock Market requirements as from time to time in force.

(n)       The Company will promptly inform the Agent upon its receipt of service with respect to any material litigation or administrative action instituted with respect to the Conversion or the Offerings.

(o)       Each of the Company and the Bank will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(p)       The Company will report the use of proceeds from the Offerings on its first periodic report filed following the Closing Time pursuant to Sections 13(a) and 15(d) of the Exchange Act and on any subsequent periodic reports as may be required pursuant to Rule 463 of the Securities Act Regulations.

(q)       The Company will maintain the effectiveness of the Exchange Act Registration Statement for not less than three years and will use its best efforts to comply in all material respects with its filing obligations under the Exchange Act during such period. For not less than three years, the Company will use its best efforts to effect and maintain the listing of the Common Stock on the Nasdaq Capital Market, and once listed on the Nasdaq Capital Market, the Company will use its best efforts to comply with all applicable corporate governance standards required by the Nasdaq Capital Market. The Company will file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Capital Market.

(r)       The Company and the Bank will take such actions and furnish such information as are reasonably requested by the Agent for the Agent to ensure compliance with FINRA Rule 5130 and all related rules.

(s)       Other than in connection with any employee benefit plan or arrangement described in the Prospectus, the Company will not, without the prior written consent of the Agent, sell or issue, contract to sell or otherwise dispose of, any shares of Common Stock other than the Securities or the Exchange Shares for a period of 180 days following the Closing Time.

(t)       During the period beginning on the date hereof and ending on the later of the third anniversary of the Closing Time or the date on which the Agent receives full payment in satisfaction of any claim for indemnification or contribution to which it may be entitled pursuant to Sections 6 or 7 made prior to the third anniversary of the Closing Time, respectively, none of the Company, the Mid-Tier Company, the MHC or the Bank shall, without the prior written consent of the Agent, take or permit to be taken any action that could result in the Common Stock or the Bank Common Stock becoming subject to any security interest, mortgage, pledge, lien or encumbrance, with the exception of the Company’s proposed loan to the ESOP.

(u)       The Company, the Mid-Tier Company, the MHC and the Bank will comply with the conditions imposed by or agreed to with the NYSDFS in connection with its approval of the New York Application and the FRB in connection with its approval of the Conversion Application and the Holding Company Application.

(v)       During the period ending on the first anniversary of the Closing Time, the Bank will comply with all applicable law and regulation necessary for the Bank to continue to be a “qualified thrift lender” within the meaning of 12 U.S.C. Section 1467a(m).

(w)       The Company shall not deliver the Securities or the Exchange Shares until the Company, the Mid-Tier Company, the MHC and the Bank have satisfied each condition set forth in Section 5 hereof, unless such condition is waived by the Agent.

(x)       The Company, the Mid-Tier Company, the MHC and the Bank will furnish to the Agent as early as practicable prior to the Closing Time, but no later than two (2) full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Mid-Tier Company, which have been read by BDO USA, LLP, as stated in their letters to be furnished pursuant to subsections (f) and (g) of Section 5 hereof.

(y)       During the period in which the Prospectus is required to be delivered, each of the Company, the Mid-Tier Company, the MHC and the Bank will conduct its business in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the Nasdaq Capital Market, the NYSDFS and the FRB.

(z)       None of the Company, the Mid-Tier Company, the MHC or the Bank will amend the Plan in any manner that would affect the sale of the Securities or the terms of this Agreement without the consent of the Agent.

(aa)       The Company, the Mid-Tier Company, the MHC and the Bank will not, prior to the Closing Time, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business substantially consistent with past practice, except as disclosed in the Prospectus.

(bb)       The Company, the Mid-Tier Company, the MHC and the Bank will use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 5 hereof.

(cc)       The Company, the Mid-Tier Company, the MHC and the Bank will provide the Agent with any information necessary to carry out the allocation of the Securities in the event of an oversubscription, and such information will be accurate and reliable in all material respects.

(dd)       The Company, the Mid-Tier Company, the MHC and the Bank will notify the Agent when funds have been received for the minimum number of Securities set forth in the Prospectus.

(ee)       The Company will file the Exchange Act Registration Statement prior to the Closing Time.

SECTION 4. Payment of Expenses. The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay all expenses incident to the performance of the obligations of the NorthEast Parties under this Agreement, including but not limited to (i) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA filing fees, (ii) the preparation, printing and filing of the Registration Statement, the New York Application, the Conversion Application and the Holding Company Application, each as originally filed and of each amendment thereto, (iii) the preparation, issuance and delivery of the certificates for the Securities to the purchasers in the Offerings, (iv) the fees and disbursements of the Company’s and the Bank’s counsel, accountants, appraiser and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(g) hereof, including filing fees and the fees and disbursements of the Company’s and the Bank’s counsel in connection therewith and in connection with the preparation of the Blue Sky Survey, (vi) the printing and delivery to the Agent (in such quantities as the Agent shall reasonably request) of copies of the Registration Statement as originally filed and of each amendment thereto and the printing and delivery of the Prospectus and any amendment or supplement thereto to the purchasers in the Offerings and the Agent (in such quantities as the Agent shall reasonably request), (vii) the printing and delivery to the Agent of copies of a Blue Sky Survey, (viii) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Capital Market, (ix) the costs associated with the printing and mailing of the Members’ Proxy Statement and the Stockholders’ Proxy Statement. and (x) the costs associated with the establishment and operational expense of the stock information center. In the event the Agent incurs any such fees and expenses on behalf of the Company or the Bank, the Bank will reimburse the Agent for such fees and expenses whether or not any of the Offerings is consummated; provided, however, that the Agent shall not incur any substantial expenses on behalf of the Company or the Bank pursuant to this Section without the prior approval of the Bank.

The Company, the Mid-Tier Company, the MHC and the Bank jointly and severally agree to pay certain expenses incident to the performance of the Agent’s obligations under this Agreement, regardless of whether the Offerings is consummated, including (i) the filing fees paid or incurred by the Agent in connection with all filings with FINRA, and (ii) all reasonable documented out-of-pocket expenses actually incurred by the Agent relating to the Offerings, including without limitation, legal fees and expenses, document reproduction, advertising, promotional, syndication and travel expenses; provided, however, that such expenses shall not exceed $110,000 without the prior approval of the NorthEast Parties. All fees and expenses to which the Agent is entitled to reimbursement under this paragraph of this Section 4 shall be due and payable upon receipt by the NorthEast Parties of a written accounting therefor, to the reasonable satisfaction of the NorthEast Parties, setting forth in reasonable detail the expenses incurred by the Agent.

SECTION 5. Conditions of Agent’s Obligations. The Company, the Mid-Tier Company, the MHC, the Bank and the Agent agree that the issuance and the sale of Securities and the issuance of the Exchange Shares and all obligations of the Agent hereunder are subject to the accuracy of the representations and warranties of the Company, the Mid-Tier Company, the MHC and the Bank herein contained as of the date hereof and the Closing Time, to the accuracy of the statements of officers and directors of the Company, the Mid-Tier Company, the MHC and the Bank made pursuant to the provisions hereof, to the performance by the Company, the Mid-Tier Company, the MHC and the Bank of their obligations hereunder, and to the following further conditions:

(a)       No stop order suspending the effectiveness of the Registration Statement, including any post-effective amendment thereto, shall have been issued under the Securities Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission; no order suspending the Offerings or the authorization for final use of the Prospectus, including any prospectus included in a post-effective amendment to the Registration Statement, shall have been issued or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, the FRB or the NYSDFS; and no order suspending the sale of the Securities in any jurisdiction shall have been issued.

(b)       At Closing Time, the Agent shall have received:

(i)              The written opinion contained in Exhibit A hereof, dated as of Closing Time, of Kilpatrick Townsend & Stockton LLP, counsel for the Company, the Mid-Tier Company, the MHC and the Bank, in form and substance reasonably satisfactory to the Agent.

(ii)             The favorable opinion contained in Exhibit B hereof, dated as of Closing Time, of Luse Gorman PC, counsel for the Agent, in form and substance reasonably satisfactory to the Agent.

(iii)            In addition to giving their opinions required by subsections (b)(l) and (b)(2), respectively, of this Section, Kilpatrick Townsend & Stockton LLP and Luse Gorman, PC shall each additionally state that nothing has come to their attention that would lead them to believe that the Registration Statement (except for financial statements and schedules and other financial or statistical data included therein, as to which counsel need make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (except for financial statements and schedules and other financial, pro forma, appraisal or statistical data included therein, as to which counsel need make no statement), at the time the Registration Statement became effective or at the Closing Time, or (if applicable) that the General Disclosure Package as of the Applicable Time, included or includes an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The opinions may be limited to matters governed by the laws of the United States, the State of Maryland, and the State of New York. In giving their opinions, Kilpatrick Townsend & Stockton LLP and Luse Gorman, PC may rely as to matters of fact on certificates of officers and directors of the Company, the Mid-Tier Company, the MHC, the Bank and the Subsidiaries, as applicable, and certificates of public officials, and Luse Gorman PC may also rely on the opinion of Kilpatrick Townsend & Stockton LLP with respect to matters set forth in paragraphs (iv), (x), (xiv), (xv) and (xvii) therein.

(c)       At the Closing Time referred to in Section 2 hereof, the Company, the Mid-Tier Company, the MHC and the Bank shall have completed in all material respects with the conditions precedent to the Conversion in accordance with the Plan, the applicable New York Regulations, the FRB Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed upon the Company, the Mid-Tier Company, the MHC or the Bank by the NYSDFS, the FRB or any other regulatory authority, other than those which the NYSDFS, the FRB or such other regulatory authority permits to be completed after the Conversion.

(d)       At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business consistent with past practice, and the Agent shall have received a certificate of the Chairman and Chief Executive Officer of the Company, the Mid-Tier Company, the MHC and the Bank and the Chief Financial Officer of the Company, the Mid-Tier Company, the MHC and the Bank, dated as of Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) there has been no material transaction entered into by the Company, the Mid-Tier Company, the MHC, or the Bank from the latest date as of which the financial condition of the Company, the Mid-Tier Company, the MHC or the Bank is set forth in the Registration Statement and the Prospectus, other than transactions disclosed or contemplated therein and transactions in the ordinary course of business substantially consistent with past practice, (iii) neither the Company, the Mid-Tier Company, the MHC, nor the Bank has received from the NYSDFS, the FRB or the FDIC any order or direction (oral or written) to make any material change in the method of conducting its business with which it has not complied (which order or direction, if any, shall have been disclosed in writing to the Agent) or that materially and adversely would affect the business, financial condition, results of operations or prospects of the Company, the Mid-Tier Company, the MHC or the Bank, considered as one enterprise, (iv) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (v) each of the Company, the Mid-Tier Company, the MHC and the Bank has complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, (vi) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the Commission, and (vii) no order suspending the FRB’s approval of the Conversion Application or the Holding Company Application or the NYSDFS’s approval of the New York Application, or the transactions contemplated thereby, has been issued and no proceedings for that purpose have been initiated or, to their knowledge, threatened by the FRB or the NYSDFS and, to their knowledge, no person has sought to obtain regulatory or judicial review of the action of the FRB in approving the Plan in accordance with the FRB Regulations, nor has any person sought to obtain regulatory or judicial review of the action of the FRB in approving the Conversion Application or the Holding Company Application or the NYSDFS in approving the New York Application.

(e)       At the Closing Time, the Agent shall have received a certificate of the Chairman and Chief Executive Officer of the Company, the Mid-Tier Company, the MHC and the Bank and the Chief Financial Officer of the Company, the Mid-Tier Company, the MHC and the Bank, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Registration Statement and the Prospectus; (ii) based on each of their knowledge, the Registration Statement and the Prospectus do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Registration Statement and the Prospectus fairly present the financial condition and results of operations of the Mid-Tier Company and the Bank as of and for the dates and periods covered by the Registration Statement and the Prospectus.

(f)       As of the date hereof, the Agent shall have received from BDO USA, LLP a letter dated such date, in form and substance satisfactory to the Agent, to the effect that: (i) they are independent public accountants with respect to the Mid-Tier Company and the Bank within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC; (ii) it is their opinion that the consolidated financial statements included in the Registration Statement and covered by their opinion therein comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations; (iii) based upon limited procedures as agreed upon by the Agent and BDO USA, LLP set forth in detail in such letter, nothing has come to their attention that causes them to believe that (A) the unaudited consolidated financial information as of March 31, 2021 and for the three months ended March 31, 2021 and 2020 of the Mid-Tier Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Securities Act Regulations, or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement and the Prospectus, (B) the unaudited amounts of net interest income and net income set forth under “Recent Developments” in the Prospectus do not agree with the amounts set forth in unaudited consolidated financial information as of and for the dates and periods presented under such captions or such amounts were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited consolidated financial statements included in the Registration Statement, (C) at a specified date not more than five (5) business days prior to the date of this Agreement, there has been any increase in the consolidated borrowings of the Mid-Tier Company or any decrease in consolidated total assets, the allowance for loan losses, total deposits or total stockholders’ equity of the Mid-Tier Company, in each case as compared with the amounts shown in the consolidated statements of financial condition included in the Registration Statement or, (D) during the period from December 31, 2020 to a specified date not more than five (5) business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding fiscal year, in total interest income, net interest income, net interest income after provision for loan losses, income before income tax expense or net income of the Mid-Tier Company, except in all instances for increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur; and (iv) in addition to the examination referred to in their opinion and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are included in the Registration Statement and Prospectus and that are specified by the Agent, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Mid-Tier Company, identified in such letter.

(g)       At Closing Time, the Agent shall have received from BDO USA, LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section, except that the specified date referred to shall be a date not more than five (5) days prior to Closing Time.

(h)       The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Agent and the persons set forth on Exhibit D hereto, relating to sales and certain other dispositions of shares of Common Stock, Mid-Tier Company Common Stock or certain other securities, shall be delivered to the Agent on or before the date hereof and shall be in full force and effect on the Closing Time.

(i)       At Closing Time, the Securities and the Exchange Shares shall have been approved for quotation on the Nasdaq Capital Market upon notice of issuance.

(j)       At Closing Time, the Agent shall have received a letter from the Appraiser, dated as of the Closing Time, confirming its Appraisal.

(k)       At Closing Time, counsel for the Agent shall have been furnished with such documents and opinions as they may require to enable them to pass upon the issuance and sale of the Securities and the Exchange Shares as herein contemplated and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities and the Exchange Shares as herein contemplated shall be satisfactory in form and substance to the Agent and counsel for the Agent.

(l)       At any time prior to Closing Time, (i) there shall not have occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including any natural disasters or other force majeure events or any epidemic, pandemic or disease outbreak or escalation (including COVID-19), the effect of which, in the judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, and (ii) trading generally on either the American Stock Exchange, the New York Stock Exchange or the Nasdaq Stock Market shall not have been suspended, and minimum or maximum prices for trading shall not have been fixed, or maximum ranges for prices for securities have been required, by any of said Exchanges or by order of the Commission or any other governmental authority, and a banking moratorium shall not have been declared by either Federal or New York authorities.

SECTION 6. Indemnification.

(a)       The Company, the Mid-Tier Company, the MHC and the Bank, jointly and severally, agree to indemnify and hold harmless the Agent, each person, if any, who controls the Agent, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and its respective partners, directors, officers, employees and agents as follows:

(i)               from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, related to or arising out of the Conversion or any action taken by the Agent where acting as agent of the Company, the Mid-Tier Company, the MHC or the Bank or otherwise as described in Section 2 hereof; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense found in a final judgment by a court of competent jurisdiction to have resulted primarily from the bad faith, willful misconduct or gross negligence of the Agent;

(ii)              from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, based upon or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, any Issuer-Represented Free Writing Prospectus, when considered together with the General Disclosure Package, or any amendment or supplement thereto (including any post-effective amendment) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Members’ Proxy Statement, the Stockholders’ Proxy Statement or the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii)             from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever described in clauses (i) or (ii) above, if such settlement is effected with the written consent of the Company, the Mid-Tier Company, the MHC or the Bank, which consent shall not be unreasonably withheld; and

(iv)            from and against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation, proceeding or inquiry by any governmental agency or body, commenced or threatened, or any claim pending or threatened whatsoever described in clauses (i) or (ii) above, to the extent that any such expense is not paid under clause (i), (ii) or (iii) above;

provided, however, that the indemnification provided for in this paragraph (a) shall not apply to any loss, liability, claim, damage or expense to the extent that (i) it arises out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, which was made in reliance upon and in conformity with the written information furnished to the Company by the Agent expressly for use therein, provided that Company, the Mid-Tier Company, the MHC and the Bank hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information set forth in the fourth and fifth sentence of the second paragraph of “Summary—Terms of the Offering”, the second sentence in the third paragraph of the section “Market for the Common Stock,” the section “The Conversion and Offering—Syndicated Offering or Firm Commitment Offering,” the section “The Conversion and Offering—Plan of Distribution; Selling Agent and Underwriter Compensation” and the section “The Conversion and Offering—Records Management” in the Prospectus (the “Agent Information”), or (ii) is primarily attributable to the gross negligence, willful misconduct or bad faith of the Agent. To the extent required by law, the indemnification provided for in this paragraph (a) shall be subject to and limited by Section 23A of the Federal Reserve Act, as amended.

(b)       The Agent agrees to indemnify and hold harmless the Company, the Mid-Tier Company, the MHC and the Bank, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, of a material fact made in the Prospectus or the General Disclosure Package or any Issuer-Represented Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)       Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to no more than one local counsel in each separate jurisdiction in which any action or proceeding is commenced) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)       The Company, the Mid-Tier Company, the MHC and the Bank also agree that the Agent shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the MHC, the Bank, the Mid-Tier Company and its security holders, the Company and its security holders or the MHC’s, the Mid-Tier Company’s, the Bank’s or the Company’s creditors relating to or arising out of the engagement of the Agent pursuant to, or the performance by the Agent of the services contemplated by, this Agreement, except to the extent that any loss, claim, damage or liability is found in a final judgment by a court of competent jurisdiction to have resulted primarily from the Agent’s bad faith, willful misconduct or gross negligence.

(e)       In addition to, and without limiting, the provisions of Section (6)(a)(iv) hereof, in the event that the Agent, any person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or any of its partners, directors, officers, employees or agents is requested or required to appear as a witness or otherwise gives testimony in any action, proceeding, investigation or inquiry brought by or on behalf of or against the Company, the Mid-Tier Company, the MHC, the Bank, the Agent or any of its respective affiliates or any participant in the transactions contemplated hereby in which the Agent or such person or agent is not named as a defendant, the Company, the Mid-Tier Company, the MHC and the Bank, jointly and severally, agree to reimburse the Agent and its partners, directors, officers, employees or agents for all reasonable and necessary out-of-pocket expenses incurred by them in connection with preparing or appearing as a witness or otherwise giving testimony and to compensate the Agent and its partners, directors, officers, employees or agents in an amount to be mutually agreed upon.

(f)       Notwithstanding any other provision set forth in this Section 6, in no event shall any payment made by the Company, the Mid-Tier Company, the MHC or the Bank pursuant to this Section 6 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

SECTION 7. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Mid-Tier Company, the MHC, the Bank, and the Agent shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company, the Mid-Tier Company, the MHC or the Bank and the Agent, as incurred, in such proportions (i) that the Agent is responsible for that portion represented by the percentage that the maximum aggregate marketing fees appearing on the cover page of the Prospectus bears to the maximum aggregate gross proceeds appearing thereon and the Company, the Mid-Tier Company, the MHC and the Bank are jointly and severally responsible for the balance or (ii) if, but only if, the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits to the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as reflected in clause (i), but also the relative fault of the Company, the Mid-Tier Company, the MHC and the Bank on the one hand and the Agent on the other, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person, if any, who controls the Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Agent, and each director of the Company, the Mid-Tier Company, the MHC and the Bank, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company, the Mid-Tier Company, the MHC or the Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Mid-Tier Company, the MHC and the Bank. Notwithstanding anything to the contrary set forth herein, to the extent permitted by applicable law, in no event shall the Agent be required to contribute an aggregate amount in excess of the aggregate marketing fees to which the Agent is entitled and actually paid pursuant to this Agreement.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company, the Mid-Tier Company, the MHC or the Bank submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities and the Exchange Shares.

SECTION 9. Termination of Agreement.

(a)       The Agent may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or elsewhere or any outbreak of hostilities or escalation thereof or other calamity or crisis, including any natural disasters or other force majeure events or any epidemic, pandemic or disease outbreak or escalation (including COVID-19), the effect of which, in the good faith judgment of the Agent, is so material and adverse as to make it impracticable to market the Securities or to enforce contracts, including subscriptions or orders, for the sale of the Securities, (iii) if trading generally on the Nasdaq Capital Market, the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said Exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal, or New York authorities, (iv) if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled, (v) if there shall have been such material adverse changes in the condition of the Company, the Mid-Tier Company, the MHC or the Bank or the prospective market for the Company’s Securities as in the Agent’s good faith opinion would make it inadvisable to proceed with the offering, sale or delivery of the Securities, (vi) if, in the Agent’s good faith opinion, the aggregate price for the Securities established by the Appraiser is not reasonable or equitable under then-prevailing market conditions, or (vii) if the Offerings are not consummated on or prior to December 31, 2021.

(b)       If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 2 and 4 hereof relating to the reimbursement of expenses and except that the provisions of Sections 6 and 7 hereof shall survive any termination of this Agreement.

SECTION 10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agent shall be directed to the Agent at 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, attention of General Counsel, with a copy to Luse Gorman, PC, 5335 Wisconsin Avenue, N.W., Suite 780, Washington, D.C. 20015, attention of Scott A. Brown; notices to the Company, the Mid-Tier Company, the MHC and the Bank shall be directed to any of them at NorthEast Community Bank, 325 Hamilton Avenue, White Plains, NY 01601, attention of Kenneth A. Martinek, with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, N.W., Suite 900, Washington, D.C. 20005, attention of Christina M. Gattuso.

SECTION 11. Parties. This Agreement shall inure to the benefit of and be binding upon the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors and the controlling persons and the partners, officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Agent, the Company, the Mid-Tier Company, the MHC and the Bank and their respective successors, and said controlling persons, partners, officers and directors and their heirs, partners, legal representatives, and for the benefit of no other person, firm or corporation.

SECTION 12. Entire Agreement; Amendment; Counterparts; Facsimile Delivery. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made, except for (i) the engagement letter dated December 11, 2020, by and between the Agent, the Mid-Tier Company, the MHC and the Bank, relating to the Agent’s providing records management agent services to the Company, the Mid-Tier Company, the MHC and the Bank in connection with the Conversion and (ii) the Underwriting Agreement, if entered into in connection with the Public Offering. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by the parties hereto. This Agreement may be executed in several counterparts, each of which is deemed an original but all of which constitute one and the same instrument. Delivery of an executed counterpart by fax, pdf or other electronic means shall be equally effective as delivery of a manually executed counterpart of this Agreement.

SECTION 13. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state without regard to the conflicts of laws provisions thereof. Unless otherwise noted, specified times of day refer to Eastern Time.

SECTION 14. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

SECTION 15. Headings. Section headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agent on the one hand, and the Company, the Mid-Tier Company, the MHC and the Bank on the other in accordance with its terms.

Very truly yours,

NORTHEAST COMMUNITY BANCORP, INC.
(a Maryland corporation)

By:	/s/ Kenneth A. Martinek
Name: Kenneth A. Martinek
Title: Chairman and Chief Executive Officer

NORTHEAST COMMUNITY BANCORP, INC.
(a federally chartered corporation)

By:	/s/ Kenneth A. Martinek
Name: Kenneth A. Martinek
Title: Chairman and Chief Executive Officer

NORTHEAST COMMUNITY BANK

By:	/s/ Kenneth A. Martinek
Name: Kenneth A. Martinek
Title: Chairman and Chief Executive Officer

NORTHEAST COMMUNITY BANCORP, MHC

By:	/s/ Kenneth A. Martinek
Name: Kenneth A. Martinek
Title: Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

PIPER SANDLER & CO.

By: Piper Sandler & Co., the sole general partner

By:	/s/ Jennifer Docherty
Name: Jennifer Docherty
Title: Authorized Signatory

[Signature Page to Agency Agreement]

EXHIBIT A TO AGENCY AGREEMENT

FORM OF OPINION OF KILPATRICK, TOWNSEND & STOCKTON LLP

[Intentionally omitted]

EXHIBIT B TO AGENCY AGREEMENT

OPINION OF LUSE GORMAN, PC

[Intentionally omitted]

EXHIBIT C TO AGENCY AGREEMENT

FORM OF LOCK-UP LETTER

, 2021

Piper Sandler & Co.

1251 Avenue of the Americas

6th Floor

New York, New York 10020

Re:           Proposed Public Offering by NorthEast Community Bancorp, Inc.

The undersigned understands that Piper Sandler & Co. (“Piper Sandler”), proposes to enter into (1) an Agency Agreement (“Agency Agreement”) with NorthEast Community Bancorp, Inc., a newly formed Maryland corporation (the “Company”), NorthEast Community Bancorp, Inc., a federally chartered corporation and “mid-tier” holding company (the “Mid-Tier Company”), NorthEast Community Bancorp, a federally chartered mutual holding company (the “MHC”), and NorthEast Community Bank, a New York-chartered stock savings bank (the “Bank”), and (2), if applicable, an Underwriting Agreement (as defined in the Agency Agreement), as the representative of the several underwriters (the “Underwriters”) who will be set forth in Schedule I to the Underwriting Agreement, providing for the offer and sale in a community, subscription, syndicated and, if applicable, a firm commitment underwritten public offering (collectively, the “Offering”) of up to of up to 11,787,500 shares of the Company’s common stock, par value $0.01 per share (the “Stock”).

In recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Piper Sandler that, during the period beginning on the date of the final prospectus relating to the subscription offering and ending 90 days after the Closing Time (as such term is defined in the Agency Agreement) (the “Restricted Period”), the undersigned will not, without the prior written consent of Piper Sandler, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Stock, the common stock of the Mid-Tier Company (“Mid-Tier Stock”) or any securities convertible into or exchangeable or exercisable for Stock or Mid-Tier Stock, whether now owned or hereafter acquired, including any Exchange Shares (as defined in the Agency Agreement), by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Stock or Mid-Tier Stock, whether any such swap or transaction is to be settled by delivery of Stock, Mid-Tier Stock or other securities, in cash or otherwise or (iii) publicly announce an intention to do any of the foregoing.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s shares of Stock or Mid-Tier Stock (i) as a bona fide gift or gifts, provided that the donee or donees agree in writing to be bound by the restrictions set forth herein, (ii) to any trust or family limited partnership for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust or general partner of the family limited partnership, as the case may be, agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) pledged in a bona fide transaction outstanding as of the date hereof to a lender to the undersigned, as disclosed in writing to Piper Sandler, (iv) pursuant to the exercise, other than a cashless exercise through a broker, by the undersigned of stock options that have been granted by the Mid-Tier Company prior to, and are outstanding as of, the date of the Agency Agreement, where the Stock or Mid-Tier Stock received upon any such exercise is held by the undersigned, individually or as fiduciary, in accordance with the terms of this Lock-Up Agreement, (v) the withholding of Stock or Mid-Tier Stock to satisfy tax withholding obligations upon the vesting of restricted stock, (vi) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned, provided that the transferee agrees in writing to be bound by the restrictions set forth herein, (vii) pursuant to a domestic order or a negotiated divorce settlement, provided that the transferee agrees in writing to be bound by the restrictions set forth herein, or (viii) with the prior written consent of Piper Sandler. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s and the Mid-Tier Company’s transfer agent and registrar against the transfer of the undersigned’s Stock or Mid-Tier Stock, to the extent applicable, except in compliance with this Lock-Up Agreement. In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

In addition, the undersigned agrees that, without the prior written consent of Piper Sandler, the undersigned will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Stock or Mid-Tier Stock or any security convertible into or exercisable or exchangeable for Stock or Mid-Tier Stock.

The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. The undersigned understands that the Company and Piper Sandler are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and agrees that the provisions of this Lock-Up Agreement shall be binding also upon the successors, assigns, heirs and personal representatives of the undersigned. The undersigned further understands and acknowledges that any waiver of the provisions of this Lock-Up Agreement by Piper Sandler may require prior public disclosure in advance of the effectiveness of such waiver.

The undersigned understands that, if the Agency Agreement is not entered into or does not become effective, or if the Agency Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock to be sold thereunder, the undersigned shall be released from all obligations under this Lock-up Agreement.

This Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[The next page is the signature page]

[SIGNATURE PAGE – LOCK-UP AGREEMENT]

Very truly yours,

Signature:

Print Name:

EXHIBIT D TO AGENCY AGREEMENT

OFFICERS AND DIRECTORS OF NORTHEAST PARTIES

Diane B. Cavanaugh

Charles M. Cirillo

Jose M. Collazo

Donald S. Hom

Eugene M. Magier

Charles A. Martinek

Diane J. Martinek

Kenneth A. Martinek

John F. McKenzie

Kevin P. O’Malley

Kenneth H. Thomas